Exhibit 99.2

iGATE Corporation Appoints Sujit Sircar as Chief Financial Officer

Pittsburgh, PA – Aug. 22, 2008 – iGATE Corporation, a global integrated technology and operations (iTOPS) provider, today announced the appointment of Mr. Sujit Sircar as the company’s Chief Financial Officer (CFO), effective immediately. Mr. Sircar has been with iGATE for more than ten years in various financial capacities, most recently serving as the company’s Senior Vice President of Finance. Per iGATE’s succession plan, he assumes the role of CFO upon the recent and untimely death of Ramachandran Natesan, previous CFO of iGATE Corporation.

“Sujit has been a great asset to iGATE. Sujit was key to the integration, transformation and cost restructuring of iGATE and we are happy to acknowledge him as our new CFO,” said Phaneesh Murthy, CEO, of iGATE Corporation.

Over the past ten years, Mr. Sircar has made significant contributions to iGATE. He was integral in iGATE Global Solutions Ltd.’s listing on the Bombay Stock Exchange, the National Stock Exchange, and the Bangalore Stock Exchange and in effectively streamlining iGATE’s general and administrative costs. He has also played a prime role in integrating several acquisitions iGATE made during his tenure.

Prior to joining iGATE, Mr. Sircar was the manager for financial planning at Wipro Limited and instrumental in setting up financial processes for its joint venture with British Telecom. He has also worked as Finance Head for the Electronic Commerce and Software Product Division in Wipro Limited. He is a professionally qualified chartered accountant and a member of the Institute of Chartered Accountants of India. He received his Bachelor of Commerce Degree from the University of West Bengal.

About iGATE Corporation

Pittsburgh, Pennsylvania-based iGATE Corporation (Nasdaq: IGTE) is the first fully integrated technology and operations firm with a global service model. iGATE Corporation, through its subsidiary, iGATE Global Solutions Ltd., enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services include consulting, enterprise data management and data warehousing, business intelligence and analytics, design, development, systems integration, package evaluation, and implementation, re-engineering and maintenance. iGATE Corporation also offers IT Professional Services in the areas of packaged application implementation, custom development, web services and business intelligence. The company services more than 300 clients across the globe. Clients rely on iGATE because of the high quality of service, responsiveness, and cost-effective global reach. More information about iGATE is available at http://www.igate.com/investors.html.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates and the proposed divestiture of its Professional Services business. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2007.

Media Contacts:

Alexis Wilson

E-mail: alexis.wilson@rfbinder.com

Phone: 212-994-7591

Subramanyam Rathnam

E-mail: subramanyam.rathnam@igate.com

Phone: 510-402-7354